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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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385 EAST COLORADO BOULEVARD SUITE 299 PASADENA, CA 91101 TEL: 626-578-0777 FAX: 626-578-0770

April 25, 2011

Dear Stockholder:

        You are invited to attend the 2011 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc. to be held on Wednesday, May 25, 2011, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, at 11:00 a.m., Pacific Daylight Time.

        At this year’s meeting you will be asked to elect seven directors, consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 31, 2011, consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers, and consider and vote upon, on a non-binding, advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

        Your Board of Directors unanimously believes that election of its nominees as directors, ratification of the Audit Committee’s selection of our independent registered public accountants, approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, and approval, on a non-binding, advisory basis, of an annual, non-binding advisory stockholder vote on the compensation of the Company’s named executive officers are in the best interests of the Company and, accordingly, recommends a vote FOR election of the nominees as directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers and FOR the approval, on a non-binding, advisory basis, of an annual non-binding advisory stockholder vote on the compensation of the Company’s named executive officers.

        In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

        We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

        BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus, Chairman of the Board and Chief Executive Officer

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, May 25, 2011

To the Stockholders of Alexandria Real Estate Equities, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 25, 2011, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, at 11:00 a.m., Pacific Daylight Time. At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.

  3.
  To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers.

  4.
  To consider and vote upon, on a non-binding, advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers.

  5.
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on March 31, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. Stockholders of record as of the close of business on March 31, 2011, the record date, will be admitted to the annual meeting upon presentation of satisfactory identification. Stockholders who own shares of the Company’s Common Stock beneficially through a bank, broker, or other nominee will be admitted to the annual meeting upon presentation of satisfactory identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker, are examples of proof of ownership.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. IF YOU OWN SHARES OF THE COMPANY’S COMMON STOCK BENEFICIALLY AND WANT TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU SHOULD CONTACT YOUR BROKER OR APPROPRIATE AGENT TO OBTAIN A LEGAL PROXY AND BRING IT TO THE ANNUAL MEETING IN ORDER TO VOTE.

By Order of the Board of Directors

Jennifer J. Pappas Secretary

Pasadena, California
April 25, 2011

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on
Wednesday, May 25, 2011

General

        This Proxy Statement is provided to the stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), to solicit proxies, in the form enclosed, for exercise at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 25, 2011, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, at 11:00 a.m. Pacific Daylight Time, and any postponement or adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 25, 2011.

        At the annual meeting, stockholders will be asked:

  1.
  To elect seven directors to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify.

  2.
  To consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.

  3.
  To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers.

  4.
  To consider and vote upon, on a non-binding, advisory basis, the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers.

  5.
  To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Solicitation

        This solicitation is made by mail by the Board of Directors. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, fax, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc., a firm specializing in proxy solicitation, to solicit proxies, and assist in the distribution and collection of proxy materials for an estimated fee of approximately $12,500. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”).

Voting Procedures

        Only holders of Common Stock of record as of the close of business on March 31, 2011, the record date, will be entitled to notice of and to vote at the annual meeting. A total of 55,513,135 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

        The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting will be necessary to constitute a quorum to transact business at the annual meeting. Stockholders who instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, directors will be elected by a plurality of all the votes cast and the affirmative vote of a majority of the votes cast will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants and adopt a resolution to approve the compensation of our named executive officers. Abstentions (or withheld votes) and broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees who lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of shares of stock) will have no effect on the election of directors, the ratification of the appointment of Ernst & Young LLP, or the non-binding advisory stockholder vote on the compensation of our named executive officers.

        Stockholders will be able to specify one of three frequencies for the non-binding advisory stockholder vote on the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers: one year, two years, or three years. This advisory vote on the frequency of future advisory stockholder votes on the compensation of our named executive officers is non-binding on the Company, the Board of Directors, and the Compensation Committee. Notwithstanding the recommendation of the Board of Directors and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis than the frequency receiving the most votes cast by our stockholders. In order for any of the three alternative frequencies to be approved, it must receive a majority of the votes cast on this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. For purposes of this non-binding advisory stockholder vote, abstentions and broker non-votes will have no effect on the result of the vote.

        Shares represented by properly executed proxies in the form enclosed, or authorized by telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked will be voted as specified on the proxy. If no specification is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this Proxy Statement and FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accountants of the Company, FOR approval of the compensation of the Company’s named executive officers and FOR every year as the preferred frequency with which stockholders are provided future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers. If any other matters properly come before the annual meeting, the enclosed proxy card confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy card in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

        If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee.

Revocability of Proxies

        Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy by telephone or the Internet in accordance with the instructions on the enclosed form, or by voting in person at the annual meeting. Stockholders who own shares of Common Stock beneficially through a bank, broker, or other nominee should follow the instructions provided by their bank, broker, or other nominee to change their voting instructions.

 PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Stockholders will be asked at the annual meeting to elect seven directors, who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Board of Directors does not anticipate, proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

        Stockholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY FOR ALL NOMINEES on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card.

        The following seven persons have been nominated by the Board of Directors for election to the Board of Directors: Joel S. Marcus, Richard B. Jennings, John L. Atkins, III, Richard H. Klein, James H. Richardson, Martin A. Simonetti, and Alan G. Walton. All of the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote and Board of Directors Recommendation

        A plurality of the votes cast at the annual meeting is required for the election of a director.

        The Board of Directors unanimously recommends a vote FOR each of the named nominees.

 BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

        The following sets forth certain information concerning the Board of Directors and executive officers of the Company as of the record date for the annual meeting. Each of the directors is a nominee for election to the Board of Directors. In addition to the information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills that led the Company’s Board of Directors to the conclusion that he should serve as a director, the Company also believes that all of its director nominees have reputations for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its Board of Directors.

Name	Age	Position
Joel S. Marcus	63	Chairman of the Board, Chief Executive Officer, and President
Dean A. Shigenaga	44	Chief Financial Officer, Senior Vice President, and Treasurer
Richard B. Jennings	67	Lead Director
John L. Atkins, III	67	Director
Richard H. Klein	55	Director
James H. Richardson	51	Director
Martin A. Simonetti	53	Director
Alan G. Walton	74	Director

        Joel S. Marcus has served as Chairman of the Board of Directors since May 2007, Chief Executive Officer since March 1997, President since February 2009, and a director since the Company’s inception in 1994. Mr. Marcus was previously Vice Chairman and Chief Operating Officer from inception of the Company to his appointment as Chief Executive Officer. He was Secretary from inception to April 1997. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison LLP (including a predecessor firm), specializing in corporate finance and capital markets, venture capital and mergers and acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture which financed the development of, and owned patents to, two multi-billion dollar genetically-engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant and tax manager with Arthur Young & Co. specializing in the financing and taxation of real estate and real estate investment trusts (“REITs”). He received his undergraduate and Juris Doctor degrees from the University of California at Los Angeles. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Mr. Marcus also serves as a trustee (director) of PennyMac Mortgage Investment Trust, a publicly traded mortgage REIT. Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

        Mr. Marcus’s qualifications to serve on the Company’s Board of Directors include his over thirty-six years of experience in the real estate and life sciences industries, including his thirteen years of experience as the Company’s Chief Executive Officer, sixteen years of experience as a director of the Company, and three years of experience prior to the Company’s initial public offering as the Company’s Chief Operating Officer.

        Dean A. Shigenaga has served as Treasurer since March 2008, Senior Vice President since April 2007, Chief Financial Officer since December 2004, Vice President and Acting Chief Financial Officer from August 2004 to December 2004, Vice President from July 2002 to August 2004, and Assistant Vice President from December 2000 to July 2002. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s Real Estate Practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded real estate investment trusts, over a dozen private real estate companies and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings, and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

        Richard B. Jennings has served as Lead Director since May 2007 and a director since May 1998. Mr. Jennings is President of Realty Capital International LLC, a real estate investment banking firm that he founded in 1999, whose predecessor was Realty Capital International Inc., a firm that he founded in 1991. Mr. Jennings was President of Jennings Securities LLC and its predecessor from 1995 through October 2006. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director, Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as a director of National Retail Properties, Inc. and Cogdell Spencer, Inc. He is a New York real estate broker. Mr. Jennings has a Bachelor of Arts degree in Economics, Phi Beta Kappa and magna cum laude, from Yale University, and a Master of Business Administration degree from Harvard Business School.

        Mr. Jennings’s qualifications to serve on the Company’s Board of Directors include his over forty one years of experience in the REIT industry, beginning with Goldman Sachs & Co., his experience as the founder and president of an investment banking firm specializing in the financing of real estate joint ventures and advising sponsors on REIT initial public offerings, and his thirteen-year tenure as a director of the Company.

        John L. Atkins, III has served as a director since March 2007. Mr. Atkins, a licensed architect, is Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina in 1975. Mr. Atkins has previously served as chairman of the North Carolina Board of Architecture and was named an Emeritus Member of the board in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects’ College of Fellows, an honor only five percent of architects receive. Mr. Atkins serves as vice-chairman, director, and executive committee member of the North Carolina Biotechnology Center. He also serves as chairman of the North Carolina Railroad Company and director of the Kenan Center of Engineering, Science and Technology based at North Carolina State University. In 2005, Mr. Atkins was awarded the American Institute of Architects-North Carolina Chapter’s F. Carter Williams Gold Medal, the Chapter’s highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design’s Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university’s advancement. Mr. Atkins holds a Bachelor of Architecture from North Carolina State University and a Master of Regional Planning from the University of North Carolina at Chapel Hill.

        Mr. Atkins’s qualifications to serve on the Company’s Board of Directors include his extensive knowledge and experience as a licensed architect and co-founder of a multidisciplinary design services firm with the site selection, design and construction of life science buildings, and his broad management and business experience.

        Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse 27-year background as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PricewaterhouseCoopers LLP. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, a company for which he currently serves as Chief Executive Officer and which provides culinary education services and experiences. Mr. Klein is a certified public accountant in the State of California. Mr. Klein received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.

        Mr. Klein’s qualifications to serve on the Company’s Board of Directors include his extensive experience and knowledge of the real estate industry and REITs in particular and his accounting and financial expertise developed as a certified public accountant and former partner of Ernst & Young LLP.

        James H. Richardson has served as a senior management consultant to the Company since February 2009, President of the Company from August 1998 to February 2009, and has served as a director since March 1999. Mr. Richardson previously served as Executive Vice President from January 1998 to August 1998 and as Senior Vice President from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly fifteen years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. From March 1996 to August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, Inc. From December 1982 to March 1996, he was a top producing professional in CB Richard Ellis, Inc.’s brokerage operations group. During his time at CB Richard Ellis, Inc., Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

        Mr. Richardson’s qualifications to serve on the Company’s Board of Directors include his expertise in leasing, financing, strategic planning, and other matters involving the biosciences real estate industry, which he acquired in his over eleven years of experience as President and a director of the Company, and his previous nearly fifteen years of experience in brokerage and management positions with CB Richard Ellis, Inc., a top-tier real estate services firm.

        Martin A. Simonetti has served as a director since December 2005. Mr. Simonetti has been President, Chief Executive Officer and a director of VLST Corporation (“VLST”), a privately-held biotechnology company focusing on the streamlined discovery and development of novel therapeutics for the treatment of inflammatory and autoimmune disorders, since November 2005. From 1999 to 2005, Mr. Simonetti was employed at Dendreon Corporation, a Nasdaq-listed biotechnology firm, serving in various capacities including Chief Financial Officer, Senior Vice President Finance, and Treasurer. From 1991 to 1998, he was employed at Amgen Inc., serving as Vice President Operations and Finance and Director of Colorado Operations of Amgen BioPharma. From 1984 to 1991, he worked at Genentech, Inc., first as a scientist in its Medicinal and Analytical Chemistry Department and later as a financial analyst and group controller. Mr. Simonetti also serves on the Board of Directors of Icagen, Inc. (Nasdaq: ICGN) based in Durham, North Carolina. He is also a member of the Dean’s executive advisory board for the Albers School of Business and Economics at Seattle University. Mr. Simonetti received an M.S. from the University of California, Davis and an M.B.A. from the University of Santa Clara.

        Mr. Simonetti’s qualifications to serve on the Company’s Board of Directors include his extensive financial expertise in the life sciences industry, which he acquired from various positions, including his former positions with Amgen Inc. and Genentech Inc., his former position as Chief Financial Officer of Dendreon Corporation, and current position as Chief Executive Officer of VLST.

        Alan G. Walton has served as a director since September 1998. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in the life science industry. He previously has served as the Chairman of the Board of Directors or as a director for numerous private and public biotechnology companies. He was a professor at Case Western Reserve University and Harvard Medical School from 1961 to 1981 and a member of President Carter’s Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry and a D.Sc. in Biological Chemistry from the University of Nottingham. He has published over 130 books and scientific papers. In 2005, he received an honorary LLD degree from the University of Nottingham in recognition of his lifetime achievement in life sciences, and in 2007, he was appointed Distinguished Adjunct University Professor at Case Western Reserve University.

        Dr. Walton’s qualifications to serve on the Company’s Board of Directors include his substantial and widely recognized knowledge and expertise in the life science industry as a well-published academic, former chief executive officer of a public biotechnology company and founder, chairman, and general partner of a substantial venture capital firm that focuses on life science investments; his experience as director of numerous public and private biotechnology companies; and his in-depth knowledge of the Company developed during his twelve-year tenure as a director of the Company.

Director Independence

        The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (Chairman, Chief Executive Officer, and President) and Mr. Richardson (President until his resignation in February 2009, and a senior management consultant to the Company since his resignation) is independent in accordance with the applicable New York Stock Exchange rules. The Board of Directors has also affirmatively determined that no material relationships exist between the Company and any of the independent directors. In making its independence determinations, the Board of Directors reviewed the relationships between the Company and each of the directors nominated for election by the stockholders at the Annual Meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the New York Stock Exchange rules and such other information as the Board of Directors considered relevant.

        In making its independence determination with respect to Mr. Atkins, the Board of Directors considered the fact that the Company had made payments to O’Brien/Atkins Associates, PA, a firm of which Mr. Atkins is a founder, Chairman, and Chief Executive Officer, in fiscal year 2008 in the amount of approximately $33,430 for architectural and design services performed prior to Mr. Atkins’s election to the Board of Directors.

        In making its independence determination with respect to Mr. Simonetti, the Board of Directors considered the relationships between the Company and VLST, the company of which Mr. Simonetti is the President, Chief Executive Officer, and a director. The Company’s equity investment in VLST of approximately $384,000 is less than 1% of VLST’s total capitalization. The Board of Directors considered that the Company’s investment in VLST had been made prior to Mr. Simonetti’s affiliation with VLST and election to the Company’s Board of Directors or related to the receipt of additional stock in VLST in 2008 from a distribution and recapitalization of an unrelated investment.

Information on Board of Directors and its Committees

        The Board of Directors held eight meetings and took action on ten occasions by unanimous written consent during 2010. During 2010, no director attended less than 75% of the aggregate number of meetings held by the Board of Directors and each committee of which such director is a member. Mr. Marcus, as Chairman of the Board, generally presides over all meetings of the Board of Directors. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. All directors attended the annual meeting of stockholders held on May 27, 2010. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee.

Board Leadership Structure

        The Board of Directors has not taken a position on the desirability, as a general matter, of combining the roles of Chief Executive Officer and Chairman in a single individual as compared to separating those roles. Rather, the Board of Directors believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates.

        The Board of Directors believes that the Company’s Chief Executive Officer, Joel S. Marcus, is currently the director best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, and has been responsible for directing its operations and developing and executing its strategies as Chief Executive Officer since 1997, an experience which is longer and substantially more involved than any other individual currently serving as director.

        Mr. Marcus was initially elected as Chairman in 2007 upon the resignation of Jerry M. Sudarsky, a founder of the Company who had served as its Chairman since the Company’s inception in 1994 and whose strategic vision and leadership skills, the Board of Directors believes, had been critical to the growth and success of the Company. At the time of this important transition, the Board of Directors determined that Mr. Marcus’s long and successful tenure as Chief Executive Officer and a director of the Company best qualified him to serve as Chairman. The Board of Directors has reached the same conclusion in connection with its nominations each year since 2007.

        The Board of Directors believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and the Company’s industry, while the Chief Executive Officer brings his Company-specific experience and expertise. The Board of Directors believes that the combined role of Chief Executive Officer and Chairman, at least in this particular case, promotes development and execution of the strategic vision and risk management of the Company, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

        One of the key responsibilities of the Board of Directors is to develop the Company’s strategic direction and hold management accountable for the execution of strategy once it is developed. The Board of Directors believes that, in this case and point in the Company’s history, the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of the Company because it currently provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

        Mr. Jennings, the Lead Director and an independent director, is the presiding director for all regularly scheduled executive sessions of the independent directors. In the event that Mr. Jennings is not available for any reason to preside over a regularly scheduled executive session of the independent directors, the remaining independent directors will designate another independent director to preside over the executive session. As Lead Director, Mr. Jennings’s other duties and responsibilities include consulting with the Chairman of the Board of Directors regarding the schedule and agenda for Board of Directors meetings; acting as a liaison between the non-management directors as a group and management; having the authority to call meetings of the independent directors or non-management directors; being available for consultation and direct communication with the Company’s stockholders upon request; and such other duties and responsibilities as the Board of Directors may determine from time to time. Mr. Jennings takes an active role in consulting with management on capital, debt, and financial matters as a result of his extensive background in the REIT and investment banking businesses, and regularly attends the Company’s senior management meetings as an observer and representative of the Board of Directors.

The Board’s Role in Risk Oversight

        The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Nominating & Governance Committee, the membership of which currently includes all of the independent directors, manages risks associated with the structure and composition of the Board of Directors, potential conflicts of interest and the Company’s overall corporate governance structures and procedures. The Audit Committee oversees management of financial risks. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through communications about such risks.

        The Board of Directors’s access to risk-related information and involvement in risk oversight is enhanced by the fact that the Board of Directors’s Lead Director, Mr. Jennings, takes an active role in consulting with management on capital; significant transactions, including acquisitions and dispositions; debt; and financial matters as a result of his extensive background in the REIT and investment banking businesses, and regularly attends the Company’s senior management meetings as an observer and representative of the Board of Directors. The Board of Directors established the position of Lead Director in 2007 through an amendment of the Company’s Corporate Governance Guidelines, specifically in contemplation of the combination of the roles of Chief Executive Officer and Chairman in the person of Mr. Marcus upon the retirement in 2007 of the Company’s long-serving independent Chairman, Jerry M. Sudarsky. The Board of Directors’s establishment of the position of Lead Director reflects its view that sound corporate governance requires an effective mechanism for formulating and communicating the views of the independent directors to management and others.

        The Board of Directors’s risk oversight function and procedures, which are principally administered through the Board’s committees, affect the Board’s leadership structure by dictating that each of the committees should be chaired by the director most qualified to address the risks within the purview of such committee, and that the activities of the committees should be observed and coordinated by the Lead Director, who is a member of all of the Board’s committees and Chairman of the Compensation Committee. The Board of Directors has also determined that the critical importance of the Nominating & Governance Committee’s role of overseeing the corporate governance of the Company to ensure effective risk oversight, among other objectives, dictates that all independent directors be members of the Nominating & Governance Committee.

Audit Committee

        The Audit Committee consists of Directors Klein (Chairperson), Jennings, and Simonetti. It held eight meetings in 2010. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on the Company’s website at www.labspace.com. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants who audit the Company’s financial statements and of the Company’s internal audit function. In addition, the role of the Audit Committee is to discuss the scope and results of the audit with the independent registered public accountants, review the Company’s interim and year-end operating results with management and the independent registered public accountants, consider the adequacy of the Company’s internal accounting controls and audit procedures, and pre-approve all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s Business Integrity Policy (described further under “Corporate Governance Guidelines and Code of Ethics”).

        The Board of Directors has determined that each of Messrs. Klein, Jennings, and Simonetti is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and is independent in accordance with the applicable New York Stock Exchange and Securities and Exchange Commission rules.

Audit Committee Report

        This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

        The Audit Committee is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by our Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

        Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

        The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

        The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

        In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2010.

AUDIT COMMITTEE Richard H. Klein, Chairperson Richard B. Jennings Martin A. Simonetti

Nominating & Governance Committee

        The Nominating & Governance Committee consists of Directors Walton (Chairperson), Atkins, Jennings, Klein, and Simonetti, each of whom has been determined by the Company’s Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Committee held five meetings during 2010. The charter of the Nominating & Governance Committee is published on the Company’s website at www.labspace.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines. The Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and for appointment as members of the committees of the Board of Directors.

        The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for elections to be held at annual meetings of stockholders. Stockholders can suggest qualified candidates for nomination by the Board of Directors by complying with the advance notification and other requirements of the Company’s Bylaws regarding director nominations. Director nomination materials submitted in accordance with the Bylaw procedures will be forwarded to the Chairperson of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Committee. The Committee also considers candidates for director suggested by its members, other directors, and management and may from time to time retain a third-party executive search firm to identify director candidates for the Committee.

        Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Committee with the recommendation of the candidate, as well as the Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Committee. The Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors (the “Board Candidate Guidelines”), including the nominee’s management, leadership and business experience, skill and diversity, financial literacy, knowledge of directorial duties, integrity, and professionalism.

        Consistent with the Board Candidate Guidelines, the Nominating & Governance Committee seeks nominees who will provide the Board of Directors with a broad diversity of perspectives, experience, expertise, professions, skills, geographic representation, and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate laboratory space niche in the life sciences industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. Although the Committee has no formal policy on diversity, the Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

        The Committee also considers such other factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for re-election, the individual’s contributions to the Board of Directors are also considered. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Committee.

Policies and Procedures With Respect to Related Person Transactions

        The Board of Directors has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission.

        Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related person transactions that are required to be reported under the rules and regulations of the Securities and Exchange Commission. In the event that the Chief Executive Officer or Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related person transaction, the Chairman of the Nominating & Governance Committee may act on behalf of the Committee to review and approve and/or disapprove the related person transaction.

        In general, related person transactions are subject to pre-approval. In the event that the Company becomes aware of a related person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as reasonably practicable.

        In making its determination whether to approve or ratify a related person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including but not limited to:

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  whether the terms of the related person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

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  whether there are legitimate business reasons for the Company to enter into the related person transaction;

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  whether the related person transaction would impair the independence of an outside director;

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  whether the related person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

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  whether the related person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction and of related persons to each other, and the aggregate value of the transaction.

        The policy also contains a list of certain categories of related person transactions that are pre-approved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

        From the beginning of fiscal year 2010 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Certain other relationships and transactions between the Company’s directors and the Company are described in “Board of Directors and Executive Officers—Director Independence.”

Compensation Committee

        The Compensation Committee consists of Directors Jennings (Chairperson), Klein, and Walton, each of whom has been determined by the Company’s Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange rules. The Compensation Committee held one meeting and took action on twelve occasions by unanimous written consent during 2010. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s stock option and other incentive plans. The Compensation Committee Charter is published on the Company’s website at www.labspace.com.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee in 2010 (Messrs. Jennings, Klein, and Walton) had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE Richard B. Jennings, Chairperson Richard H. Klein Alan G. Walton

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of the Company’s named executive officers identified below for 2010 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on the Company’s current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that the Company adopts may differ materially from currently planned programs as summarized in this discussion.

Background

        The Compensation Committee (for purposes of this section, the “Committee”) currently consists of three independent, non-officer and non-employee directors, Messrs. Jennings (Chairperson), Klein, and Walton. The Committee administers the Company’s executive compensation programs and is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to its executive officers. The Committee’s charter reflects these responsibilities, and the Committee and the Board of Directors periodically review and revise the charter. The Committee meets at scheduled times during the year, and it also considers and takes action by written consent. In 2010, the Committee held thirteen meetings. In addition to internal resources within the Company, the Committee has the authority to obtain assistance in carrying out its responsibilities by engaging the services of outside advisors. This CD&A describes the compensation policies and rationales the Committee applied to the Company’s named executive officers, Messrs. Marcus and Shigenaga, with respect to compensation paid to such officers for 2010.

Compensation Philosophy

        The Company’s general compensation philosophy is that a named executive officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company’s stockholders. Specifically, the Committee believes that the primary objectives of the Company’s compensation policies are:

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  creating long-term incentives for management to increase stockholder value;

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  motivating the Company’s executives to achieve the Company’s short-term and long-term goals;

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  providing Company and individual objectives that promote innovation to achieve the Company’s objectives;

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  rewarding results;

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  compensating for prudently managing risk;

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  creating a team-oriented workplace that values diversity and open communications in order to attract and retain best-in-class employees; and

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  retaining executive officers whose abilities are critical to the Company’s long-term success and competitiveness.

        The Committee utilizes a broad and discretionary approach for determining the named executive officers’ compensation. Within this broad and discretionary approach, the Committee has developed the following general framework for determining the elements of compensation for the Company’s named executive officers: 1) consistent with the Company’s policy for performance-based compensation, base salary should generally be an important but smaller portion of total compensation; 2) annual cash bonuses should have a performance-based component; 3) annual non-cash compensation in the form of restricted stock awards that vest over time should generally be at least 50% of total annual compensation in order to align a significant amount of compensation with the interests of the

Company’s stockholders; and 4) each named executive officer’s total compensation should be based on a subjective evaluation of the officer’s individual performance, position, tenure, experience, expertise, leadership, management capability, individual contribution to total stockholder return, and management and stability of operations.

        Under this framework, the Committee seeks to align both total compensation and the relative amounts of salary, bonus and long-term stock compensation with those amounts paid by publicly traded office and office/industrial companies (based on a policy of maintaining competitive pay practices), an assessment of the Company’s performance relative to that of publicly traded office and office/industrial companies, and an assessment of each executive’s individual performance. The Committee does not set any quantitative target levels in determining the named executive officers’ compensation, and there is no limit on the maximum amount of compensation awarded. Additionally, the Committee uses information about the compensation programs of other publicly traded office and office/industrial companies as an informal “market check” of compensation practices, salary levels and target incentive levels. In conducting this “market check,” the Committee reviews information about other publicly traded companies that operate in the office and office/industrial sector, but does not track a specific “peer group” of companies exclusively for compensation purposes. The Committee’s focus in reviewing information about other publicly traded office and office/industrial companies is to determine if compensation decisions that it has made are consistent with the market. From time to time, the Committee may consider compensation and the performance of the following publicly traded office and office/industrial companies among others, which may change over time: Boston Properties, Inc., Brandywine Realty Trust, Digital Realty Trust, Inc., Douglas Emmett, Inc., Highwoods Properties, Inc., SL Green Realty Corp., and Vornado Realty Trust.

        The Committee has determined that total return to the stockholders is an important consideration in judging the performance of the Company and of each named executive officer. The Committee has not established any specific target levels with respect to this measure, leaving the Committee with full discretion to determine performance-based compensation after analyzing the overall performance of the Company and the named executive officers, individually and together as a team.

        The Committee has established other subjective, qualitative performance evaluation criteria, which ultimately focus directly or indirectly on total return to the Company’s stockholders and management and stability of operations. These company and individual criteria that are subjective in nature are applicable to each of the Company’s named executive officers and include: development of strong tenant relations, development and mentoring the Company’s employee base, maintaining a leading position in the Company’s life science real estate niche, teamwork, management and operation of the Company’s business model, and setting business and financial strategy and tactics. The Company and its named executive officers achieved a total return, assuming reinvestment of dividends, of 547% from the Company’s initial public offering in May 1997 through December 31, 2010, one of the real estate industry’s highest total returns during that period.

Assessment of Individual Performance

        Joel S. Marcus—Chief Executive Officer and President—As Chief Executive Officer and President, Mr. Marcus was responsible for directing the organization to ensure the attainment of revenue and profitability goals, while maximizing total return, prudently managing risk, liquidity, and leverage. In tandem with the Board of Directors, Mr. Marcus formulated the Company’s current and long-term strategy and objectives. Mr. Marcus oversaw all corporate functions and represented the Company in relations with its tenants, analysts, stockholders, and the business and non-business communities. Mr. Marcus’s effective leadership of the Company in 2010 led, among other accomplishments, to the completion and delivery of three ground-up development projects, including the Company’s premier asset, the Alexandria Center™ for Life Science—New York City, a state-of-the-art urban science park in the heart of Manhattan, 96% leased; the sale of significant land parcels in Mission Bay, San

Francisco for $278 million at a significant gain; and the raising of over $342 million in net proceeds from a follow-on common stock offering. The net proceeds from the common stock offering timely match funded several real estate acquisitions aggregating over $318 million, including the acquisitions of three life science properties and other selected assets and interests of privately held Veralliance Properties, Inc. Additionally, Mr. Marcus’s effective leadership of the Company led to solid and steady operating statistics in 2010, a year of continued worldwide economic, financial, banking, and credit market challenges, significant worldwide economic recession, and weak consumer confidence. Under Mr. Marcus’s direction, total 2010 revenue was $487.3 million, an increase of approximately $4.1 million, or 1%, compared to 2009, occupancy was 94.3%, growth in cash same property net operating income was 1.5%, operating margins were steady at 73%, and rental rates on renewed or re-leased space was up 4.9% on a GAAP basis. Additionally, in 2010, the Company achieved its highest level of single-year leasing activity in its history by entering into new leases, or renewing expiring leases, for space aggregating approximately 2.7 million rentable square feet, and significantly increased its operating portfolio from 12.9 million rentable square feet as of December 31, 2009, to 13.7 million rentable square feet as of December 31, 2010, through strategic acquisitions and the completion of ground-up development projects. Further, the Company achieved a total return, assuming reinvestment of dividends, of 547% from its initial public offering in May 1997 through December 31, 2010, achieving one of the real estate industry’s highest total returns during that period. These accomplishments and the Company’s total return ranking, were driven in large part by Mr. Marcus’s experience, expertise, leadership, and strategic areas of focus for the Company.

        Dean A. Shigenaga—Chief Financial Officer—As Chief Financial Officer, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profitability goals, and participated with the Chief Executive Officer in formulating and executing current and long-term plans, objectives, and policies. Mr. Shigenaga effectively oversaw the Company’s financial functions, including financial plans and policies, accounting practices and procedures, and the organization’s relationship with the financial community. Mr. Shigenaga also participated with the Chief Executive Officer in representing the Company in relations with analysts and stockholders. Mr. Shigenaga also directed the controller, treasury, and tax functions. Under Mr. Shigenaga’s leadership, the Company strengthened its financial position by significantly deleveraging its balance sheet. In 2010, the Company repaid eight secured loans approximating $118.5 million, retired substantially all $240 million of its 8% senior unsecured convertible notes, repurchased approximately $82.8 million of its 3.7% senior unsecured convertible notes, reduced debt with the $278 million in sales of land parcels in Mission Bay, San Francisco, and match funded real estate acquisitions with over $342 million in net proceeds from a follow-on common stock offering. Additionally, in 2010, the Company successfully negotiated an amendment to its unsecured credit facility, which among other things, increased the maximum permitted borrowings under the credit facility from $1.9 billion to $2.25 billion and extended the maturity date of its unsecured line of credit to January 2015. In 2010, Mr. Shigenaga acted as an effective and responsive organizational leader in all of the Company’s financial matters, risk management, and internal controls.

Compensation Components

        Compensation of named executive officers contains three principal components: base salary, incentive bonus payments, and long-term incentive compensation consisting of restricted stock grants. The Company also offers a pension plan and deferred compensation plan that are designed to permit deferrals and to provide retirement benefits to executives and other employees of the Company. To inform its judgments regarding the 2010 compensation of the named executive officers, the Committee considered, among other factors: (a) summary of total compensation; (b) each element of current compensation, including benefits; (c) potential value of all equity awards; and (d) value of payments and benefits that would be payable upon certain termination events or following a change in control. In determining the amount of each component of compensation, the Committee considered the various subjective performance criteria noted above and the named executive officers’ total compensation. In the Committee’s judgment, each named executive officer met the various subjective performance criteria for 2010.

        Base Salary.    The Company views base salary as the fixed rate of pay for ongoing performance throughout the year that is required to attract and retain executives. The base salaries of named executive officers are determined in consideration of their position, scope of responsibilities, and their personal skills and experience. Executives are eligible for periodic increases in their base salary as a result of individual and company performance. The Committee annually reviews the performance of the named executive officers, including their leadership, contribution to total stockholder return and management, and stability of operations.

        In December 2008, Mr. Marcus offered to reduce his base salary by approximately one-third from its 2008 level of $750,000 in order to demonstrate top-level commitment to stringent cost controls. Accordingly, the Committee reduced his 2009 base salary to $500,000. In 2010, Mr. Marcus’s base salary was increased in accordance with his employment agreement to $770,000, reflecting cost of living adjustments aggregating approximately 3% to his 2008 base salary of $750,000. Mr. Shigenaga’s 2010 base salary was increased to $315,000, reflecting a cost of living adjustment of approximately 3% to his 2009 base salary. The salary adjustments for each named executive officer reflect the Committee’s assessment of total compensation to each named executive officer for their individual and company performance, with a significant portion of their total compensation intended to be derived from restricted stock awards.

        Incentive Bonus.    Annual incentive bonuses for named executive officers, if any, are intended to reflect the Committee’s belief that a portion of the annual compensation of each named executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each such named executive officer. Under his employment agreement, Mr. Marcus may receive a performance bonus as determined in the sole discretion of the Board of Directors, provided that such bonus shall be equal to not less than one-half of his annual salary if performance target levels are achieved. Mr. Shigenaga’s employment agreement provides that his bonus amount is discretionary. Messrs. Marcus and Shigenaga are eligible to receive discretionary cash incentive bonuses and restricted stock awards under the Company’s long-term compensation cash and stock-based incentive program adopted by the Committee. Performance-based cash bonuses and restricted stock awards under this program are made pursuant to the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”) and are based on subjective performance that occurs over a period of one fiscal year or less. For 2010, Mr. Marcus received a cash bonus of $385,000. For 2010, Mr. Shigenaga received a cash bonus of $167,500, which was composed of a $157,500 discretionary annual bonus and a $10,000 cash bonus paid pursuant to the Company’s Anniversary Bonus Plan, which provides for cash bonus payments to full-time employees in recognition of years of service to the Company. See “Assessment of Individual Performance” above for additional information.

        Equity Incentives.    The Company, from time to time and as appropriate, grants restricted stock as long-term incentives to motivate, reward, and retain its named executive officers and other employees. The Company has not issued stock option awards since 2002. The Committee, which has responsibility for making grants of restricted stock under the Company’s 1997 Incentive Plan, believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by the Company’s named executive officers through grants of stock-based awards. The 1997 Incentive Plan was established to provide the Company’s employees, including the Company’s named executive officers, with incentives to help align those employees’ incentives with the interests of the Company’s stockholders. Restricted stock grants to named executive officers generally vest over periods of continuous service over three years.

        Messrs. Marcus and Shigenaga were granted restricted stock awards for services performed in 2010 in the amounts of 30,000 shares and 15,000 shares, respectively, of the Company’s Common Stock with a grant date of December 31, 2010. The restricted stock agreements for these shares provide for a restricted period with monthly vesting dates through November 30, 2013. During these restricted periods the shares may not be sold or transferred and will be subject to forfeiture in the event the officer’s employment with the Company is terminated by the Company for Cause (as defined in the applicable agreement), or, subject to the provisions of the applicable plan document, is terminated by the officer for any reason other than a termination due to the officer’s death or disability. The values of the awards of 30,000 shares and 15,000 shares of restricted stock based on the market price as of the grant date of December 31, 2010 were $2,181,976 and $1,090,988 for Messrs. Marcus and Shigenaga, respectively. These grants are reflected in the Summary Compensation Table and 2010 Grants of Plan-Based Awards Table. See “Executive Compensation Tables and Discussion—Compensation of Named Executive Officers for Services Performed in 2010, 2009, and 2008,” Summary Compensation Table, and 2010 Grants of Plan-Based Awards Table for more information.

        Pension Plan.    In 2002, the Board of Directors approved the Company’s Cash Balance Pension Plan (the “Pension Plan”). The Pension Plan is designed to provide eligible employees of the Company, including the named executive officers, with benefits upon retirement. The Board of Directors believes it is important to the Company’s attraction and retention objectives to provide a reasonable income replacement for the eligible employees, including the named executive officers, during retirement.

        Under the Pension Plan, a hypothetical account is established for each participant for recordkeeping purposes. Each year, a participant’s cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at Normal Retirement Age (as defined in the Pension Plan) (“NRA”). This future benefit at NRA can then be converted into a lump sum benefit. The lump sum distribution at NRA may be higher or lower depending on interest rates in effect at that time. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 4.49% for 2010. Benefits under the Pension Plan are vested at all times, are obligations of the Company and are payable in the form of a lump sum or a single or joint and survivor annuity upon retirement, death, disability, other termination of employment, or attainment of age 62.

        The estimated annual total pension payable under the Pension Plan in the form of a single life annuity to the named executive officers is as follows assuming hypothetical earnings continue to accrue at current rates (4.42% for the 2011 plan year) and the named executive officers retire at age 62: Mr. Marcus, $132,811 and Mr. Shigenaga, $15,947. See the Pension Benefits Table for more information.

        Deferred Compensation Plan.    The Company has in place its 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) meet certain other eligibility requirements. Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. During 2010, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. See “Executive Compensation Tables and Discussion—Deferred Compensation Plan” for additional detail.

Role of Named Executive Officers in Determining Executive Compensation

        Mr. Marcus reviews the performance of Mr. Shigenaga with the Committee and makes recommendations to the Committee for its review and final determination. Named executive officers and the Company’s finance and human resources teams may provide market and company information to the Committee that is used in determining named executive officer compensation.

Role of Compensation Consultants

        The Company seeks to provide a director compensation package that appropriately aligns the interests of the Board of Directors with that of the Company’s stockholders. In this regard, the Committee retained FTI Schonbraun McCann Group, the real estate advisory practice of FTI Consulting, Inc. (“FTI SMG”), to provide REIT director compensation data for 2010 and an overview of trends in board compensation for the REIT industry and other industries. FTI SMG also provided recommendations with respect to the 2011 compensation package for the Board of Directors. Additionally, FTI SMG reviewed the Company’s disclosures of various compensation and benefits payable to each named executive officer upon certain termination events.

Share Retention and Ownership Guidelines

        According to the Company’s Corporate Governance Guidelines, each director who has served on the Board of Directors for at least three years, and each executive officer at the senior vice president level and above who has served the Company in such capacity for at least three years, should own a minimum of 2,500 shares of Common Stock. The Nominating & Governance Committee will evaluate whether exceptions should be made for any director or executive officer on whom this requirement would impose a financial or economic hardship. Additionally, the Company requires its executive officers to own a minimum of 2,500 shares of Common Stock and generally to increase their equity holdings in the Company each year, subject to extreme market conditions.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. The Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

Compensation Policy and Risk Management

        The Company believes that the balanced utilization of the various elements of the Company’s employee compensation program:

  •
  Supports the achievement of competitive revenue, earnings, and cash performance in variable economic and industry conditions without undue risk; and

  •
  Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of the Company’s long-term business strategy and destroy stockholder value.

        The Committee considers potential risks when reviewing and approving compensation programs and has designed the Company’s compensation programs with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following risk oversight and compensation design features guard against excessive risk-taking:

  •
  The Company’s processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting and other financial, operational and compliance policies and practices (See “Board of Directors and Executive Officers—Information on Board of Directors and its Committees—The Board’s Role in Risk Oversight” for a discussion of the role of the Board of Directors in the risk oversight process);

  •
  The diversified nature of the Company’s overall real estate asset base and client tenant mix with respect to industries and markets served and geographic footprint;

  •
  Review and approval of corporate objectives by the Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk-taking;

  •
  Base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

  •
  Determination of stock awards based on a review of a variety of qualitative factors;

  •
  Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation; and

  •
  The mix between cash and equity compensation is designed to encourage strategies and actions that are in the long-term best interests of the Company.

Executive Compensation Tables and Discussion

Compensation of Named Executive Officers for Services Performed in 2010, 2009, and 2008

        In order to provide stockholders with a more complete picture of the compensation of the Company’s named executive officers, additional information not required by the Securities and Exchange Commission is provided. The table immediately below summarizes each named executive officer’s total salary and stock awards by year of service performed for 2010, 2009, and 2008. In contrast, the Summary Compensation Table, shown on the bottom half of this page, summarizes each named executive officer’s compensation, including stock awards by grant date for 2010, 2009, and 2008. The table immediately below supplements, and does not replace, the Summary Compensation Table at the bottom of this page.

Name and Principal Position	Service Year	Salary ($)	Bonus ($)	Number of Stock Awards (#)		Stock Awards ($)(1)		Total Direct Compensation ($)(2)
Joel S. Marcus,	2010	770,000	385,000	30,000		2,181,976		3,336,976
Chief Executive Officer and President	2009	500,000	770,000	60,000		3,803,417		5,073,417
	2008	750,000	750,000	76,573	(3)	3,863,694	(3)	5,363,694
Dean A. Shigenaga,	2010	315,000	167,500	15,000		1,090,988		1,573,488
Chief Financial Officer	2009	305,000	305,000	30,000		1,901,708		2,511,708
	2008	290,000	290,000	20,000		956,960		1,536,960

(1)
The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification section 718 (“FASB ASC 718”). A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Total direct compensation excludes amounts shown in Summary Compensation Table below related to “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation.”

(3)
Includes 16,573 shares of restricted stock aggregating approximately $992,815 in conjunction with the execution of Mr. Marcus’s Amended and Restated Executive Employment Agreement with the Company on December 31, 2008.

        The following table sets forth the compensation awarded or paid to each of the Company’s executive officers during 2010, 2009, and 2008. Stock awards are presented by grant date. In contrast, stock awards in the table above are presented by year of service performed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Joel S. Marcus,	2010	770,000	385,000	5,985,393	85,117	1,306,070	8,531,580
Chief Executive Officer and President	2009	500,000	770,000	5,157,323	38,733	1,088,611	7,554,667
	2008	750,000	750,000	3,746,609	266,220	1,342,224	6,855,053
Dean A. Shigenaga,	2010	315,000	167,500	2,992,696	2,062	112,196	3,589,454
Chief Financial Officer	2009	305,000	305,000	1,256,488	1,082	50,726	1,918,296
	2008	290,000	290,000	1,233,901	37,031	90,934	1,941,866

(1)
The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC 718. See table on the following page for 2010 Grants of Plan-Based Awards. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Amounts for Mr. Marcus consist of $63,568, $38,733, and $265,421, for 2010, 2009, and 2008, respectively, representing the aggregate change in the actuarial present value of Mr. Marcus’s accumulated benefits under the Company’s Pension Plan and $21,549 and $799, for 2010 and 2008, respectively, representing above market or preferential earnings under the DC Plan. In 2009, Mr. Marcus did not recognize above market or preferential earnings under the DC Plan. Amounts for Mr. Shigenaga for each year presented represent the aggregate change in the actuarial present value of Mr. Shigenaga’s accumulated benefits under the Company’s Pension Plan only.

(3)
The amounts set forth in this column include the Company’s contribution to: (a) named executive officers’ employee accounts under the Company’s 401(k) plan and Pension Plan; (b) the Company’s profit sharing plan and executive profit sharing plan; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums. The Company’s 2010 contributions to the Pension Plan accounts for Messrs. Marcus and Shigenaga were $229,879 and $50,000, respectively. The Company’s 2010 contribution to the profit sharing plan account for Messrs. Marcus and Shigenaga was $32,500 per officer. The Company paid medical premiums for Messrs. Marcus and Shigenaga totaling $13,929 and $17,375, respectively during 2010. All Other Compensation for Mr. Marcus includes $15,520 in individual life insurance premiums paid by the Company in 2010 and tax gross-up payments of $1,000,000 per year in 2010, 2009, and 2008.

        The following table discloses the number of restricted stock awards granted in 2010 and the grant date fair value of these awards.

2010 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Joel S. Marcus	01/01/10 (2)	30,000 (2)	1,914,813 (2)
Joel S. Marcus	07/01/10 (2)	30,000 (2)	1,888,604 (2)
Joel S. Marcus	12/31/10 (3)	30,000 (3)	2,181,976 (3)
Dean A. Shigenaga	01/01/10 (2)	15,000 (2)	957,406 (2)
Dean A. Shigenaga	07/01/10 (2)	15,000 (2)	944,302 (2)
Dean A. Shigenaga	12/31/10 (3)	15,000 (3)	1,090,988 (3)

(1)
The dollar values of restricted stock awards disclosed in this column are equal to the grant date fair value computed in accordance with FASB ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Restricted stock awards for services performed in 2009.

(3)
Restricted stock awards for services performed in 2010.

        The stock awards indicated in the table above were granted under the 1997 Incentive Plan. For further information regarding this plan, see “Compensation Discussion and Analysis—Compensation Components—Equity Incentives” above.

Employment Agreements

        The Company has employment agreements with each of Messrs. Marcus and Shigenaga.

        Mr. Marcus’s employment agreement provides that he will serve as the Company’s Chief Executive Officer through December 31, 2010, with automatic one-year extensions thereafter until notice is given by Mr. Marcus or the Company. The employment agreement for Mr. Marcus further provides for an annual retention bonus equal to 50% of his base salary and an annual performance bonus as determined in the sole discretion of the Board of Directors, provided that such bonus shall be equal to not less than one-half of his annual salary if performance target levels are achieved. The agreement further provides for Mr. Marcus’s base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for Los Angeles, California. In December 2008, Mr. Marcus offered to reduce his base salary by approximately one-third from its 2008 level of $750,000 in order to demonstrate top-level commitment to stringent cost controls, and the Committee reduced his 2009 base salary to $500,000. In 2010, Mr. Marcus’s base salary was increased in accordance with his employment agreement to $770,000 reflecting cost of living adjustments aggregating approximately 3% to his 2008 base salary. Mr. Marcus is also entitled to a tax gross up payment, upon vesting of the restricted stock, equal to 40% of the value of the restricted stock not to exceed $1,000,000 per year. The agreement with Mr. Marcus also provides that during his term of employment, and the 12-month period following termination of employment, he will not engage in any activity that is competitive with the business of the Company.

        Mr. Shigenaga’s employment agreement that was in effect during 2010 provided for a base salary of $315,000 and eligibility to receive discretionary annual bonuses and periodic equity awards. On February 25, 2011, the Company entered into an amended and restated employment agreement (the “2011 Employment Agreement”) with Mr. Shigenaga that superseded Mr. Shigenaga’s prior employment agreement. The agreement provides for at-will employment, a base salary of $315,000 to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for Los Angeles, California and eligibility to receive discretionary annual bonuses and periodic equity awards.

        For a description of the termination provisions in the employment agreements with each of Messrs. Marcus and Shigenaga, see “—Potential Payments Upon Termination or Change in Control.”

Equity Awards

        The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010 for the named executive officers. The table also shows unvested stock awards assuming a market value of $73.26 per share (the closing market price of the Company’s Common Stock on December 31, 2010).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)	Number of Securities Underlying Unexercised Options (#)(1)
						Market Value of Shares or Units of Stock That Have Not Vested ($)
					Number of Shares or Units of Stock That Have Not Vested (#)(2)
			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Joel S. Marcus	N/A	N/A	N/A	N/A	108,735	7,965,926
Dean A. Shigenaga	N/A	N/A	N/A	N/A	48,592	3,559,850

(1)
The Company has not issued stock option awards since 2002. See “Board of Directors and Executive Officers—Compensation Discussion and Analysis—Compensation Components—Equity Incentives” above and Notes 2 and 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information about the Company’s 1997 Incentive Plan.

(2)
Represent restricted stock awards granted pursuant to the 1997 Incentive Plan. Restricted stock awards for Mr. Marcus totaling 59,580, 34,994 and 14,161 will vest in 2011, 2012, and 2013, respectively. Restricted stock awards for Mr. Shigenaga totaling 24,853, 16,659, and 7,080 will vest in 2011, 2012, and 2013, respectively.

        The following table sets forth certain information regarding stock options exercised and vesting of restricted stock awards during 2010 for the named executive officers.

2010 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joel S. Marcus	—	—	75,374	5,086,570
Dean A. Shigenaga	—	—	24,601	1,662,864

(1)
Represent restricted stock awards granted pursuant to the 1997 Incentive Plan.

(2)
The “value realized on vesting” represents the number of shares of stock that vested multiplied by the market price of the Company’s Common Stock on the vesting date.

Pension Plan

        The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each named executive officer under the Pension Plan. For a more detailed description of the Pension Plan, see “Compensation Discussion and Analysis—Compensation Components—Pension Plan.”

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	17	1,709,205	—
Dean A. Shigenaga	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	10	97,985	—

(1)
The present value of the accumulated benefit was calculated by adding (i) the beginning of year value of the hypothetical account balance of each named executive officer’s account under the Pension Plan, plus (ii) the hypothetical employer contributions accrued to such accounts for the year, plus (iii) interest earned on (i) above, which is equal to the rate for 30-year U.S. Treasury securities for the first month preceding the applicable plan year (December).

Deferred Compensation Plan

        The following table discloses contributions, earnings, and balances under the non-qualified deferred compensation plan for each of the named executive officers.

2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Joel S. Marcus	192,665	—	151,483 (3)	—	2,162,985
Dean A. Shigenaga	—	—	35 (4)	—	21,807

(1)
All contributions in this column are also included as compensation to the named executive officers in the “Salary” and “Bonus” columns of the Summary Compensation Table for 2010.

(2)
The following amounts included in this column have been reported as compensation to the named executive officers in the “Salary” and “Bonus” columns of the Summary Compensation Table for 2009 and 2008 as follows:

	Executive Contributions by Year ($)
Name	2009	2008
Joel S. Marcus	266,625	624,778
Dean A. Shigenaga	21,750	—
(3)
Aggregate Earnings reported for Mr. Marcus include $21,549 representing above-market or preferential earnings and are included in the “Change in Pension Value and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2010.

(4)
None of the Aggregate Earnings reported for Mr. Shigenaga are included in the Summary Compensation Table because they do not represent above-market or preferential earnings.

        The Company has in place its DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

        Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, as amended, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA and (iii) meet certain other eligibility requirements.

        Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary and up to 100% of the participant’s bonus, provided that the minimum deferral amount of any bonus must be $10,000 and the aggregate minimum deferral amount of any salary and bonus must be $10,000. Participants must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned.

        Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. The mutual funds, other publicly traded securities and certain investments designated by the Company for the deemed investment of participants’ accounts under the DC Plan may change from time to time. Participants may change their investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

        Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant’s service with the Company. In the event of a participant’s termination of service, all vested amounts in the participant’s account under the DC Plan will be distributed in a lump sum upon such termination (or as soon as administratively feasible thereafter), except that the payment of any such amounts that are attributable to deferrals made on or after January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Non-Grandfathered Amounts”), will be subject to a six-month delay following such termination (other than any termination due to death or disability). In addition, if a change of control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant’s termination of service, payment of any vested 409A Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change of control.

        A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s 2000 Venture Investment Deferred Compensation Plan (“VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant had made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

        With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Grandfathered Amounts”), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if the participant experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant’s account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant.

        During 2010, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

Potential Payments upon Termination or Change in Control

        The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the named executive officers of the Company under various termination scenarios or a Change in Control.

Mr. Marcus

        Mr. Marcus’s employment agreement provides that if his employment is terminated by the Company without Cause or by Mr. Marcus for Good Reason (as such terms are defined in the agreement) or is terminated due to Mr. Marcus’s death or disability, or if the employment agreement is not renewed at the expiration of its term, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times Mr. Marcus’s aggregate compensation (unless termination is due to non-renewal of the employment agreement, in which case the severance payment will be equal to two times Mr. Marcus’s aggregate compensation); (vii) continued participation in the Company’s welfare and pension benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (viii) payment of full salary in lieu of all accrued vacation; (ix) outplacement services for 180 days following the date of termination (unless termination is due to death or disability); (x) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards and exercisability of all outstanding stock options for their full terms; and (xi) any other bonus payments which would have been payable except for such termination.

        If Mr. Marcus is terminated by the Company for Cause or Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

        If amounts payable to Mr. Marcus are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company must also pay to Mr. Marcus an amount sufficient to offset the effects of the excise tax.

        Mr. Marcus’s employment agreement also provides that, upon a Change in Control (as defined in the agreement), all of Mr. Marcus’s equity or equity-based compensation will vest and all of his outstanding stock options will be exercisable for their full terms.

        The table below reflects the amount of compensation and benefits payable to Mr. Marcus under his employment agreement in the event of: (i) termination by the Company without Cause/termination by Mr. Marcus for Good Reason (including Change in Control); (ii) termination upon death or disability; (iii) termination due to non-renewal of his employment agreement; (iv) a Change in Control (without termination of his employment); and (v) termination by the Company for Cause/termination by Mr. Marcus other than for Good Reason. The amounts shown in the table below assume that the termination was effective upon December 31, 2010. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Marcus, which are set forth in the “Pension Benefits Table” and “2010 Nonqualified Deferred Compensation Table.” In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2010. Because the payments to be made to Mr. Marcus depend on several factors, the actual amounts to be paid out upon Mr. Marcus’s termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause/Termination by Mr. Marcus for Good Reason (including Change in Control) ($)	Termination Upon Death or Disability ($)	Termination due to Non-renewal of Employment Agreement ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Marcus other than for Good Reason ($)
Cash Severance Payment	4,620,000	4,620,000	3,080,000	—	—
Earned Bonus	770,000	770,000	770,000	—	770,000
Acceleration of Equity Awards(1)	7,965,926	7,965,926	7,965,926	7,965,926	—
Three years of Continued Participation in Welfare & Pension Benefit Plans	116,635	116,635	116,635	—	—
Accrued Vacation	177,692	177,692	177,692	—	177,692
Outplacement Services	25,000	—	25,000	—	—
Excise Tax and Gross-Up	—	—	—	—	—

Total	13,675,253	13,650,253	12,135,253	7,965,926	947,692

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company’s Common Stock of $73.26 per share on December 31, 2010 that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2010, Mr. Marcus held no unvested stock options.

Mr. Shigenaga

Employment Agreement in Effect During 2010

        Mr. Shigenaga’s employment agreement that was in effect during 2010 provided that if his employment was terminated for any reason (including termination by the Company for Cause (as defined in the agreement) or resignation by Mr. Shigenaga), he would be entitled to receive all accrued and unused vacation and unpaid base salary earned through his last day of employment. If the agreement terminates upon Mr. Shigenaga’s death or Disability (as defined in the agreement), the Company would have been required to provide Mr. Shigenaga with the following benefits in addition to the payments described in the preceding sentence: (i) a severance payment equal to one year of base salary and (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga. If the Company was the party providing for non-renewal of the agreement prior to a Change in Control (as defined in the agreement), then the Company would also have been required to accelerate the vesting of any equity awards previously granted to Mr. Shigenaga such that the shares that would have vested in the one-year period following his last day of employment had he not been terminated, would vest as of his last day of employment.

        If the Company had terminated Mr. Shigenaga’s employment without Cause during the term of the agreement or Mr. Shigenaga’s employment had terminated due to non-renewal of the agreement by the Company on or following a Change in Control, Mr. Shigenaga would have received the following severance benefits: (i) a severance payment equal to one year of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga; (iii) a bonus for the year in which the termination occurs equal to the bonus that Mr. Shigenaga earned for the previous year (provided that, if termination occurs on or after a Change in Control, the bonus shall in no event be lower than the highest actual bonus amount received by Mr. Shigenaga for the two calendar years preceding the calendar year in which the Change in Control occurred); (iv) a fully vested grant of the pro rata amount of: (a) any annual performance-based grants of restricted stock that may had already then been determined by the Compensation Committee for the Company’s fiscal year prior to the fiscal year in which the termination occurred but which had not yet been made to Mr. Shigenaga upon termination; or (b) if such annual performance-based grants had not yet been determined for the Company’s fiscal year prior to the fiscal year in which the termination occurs, the average of the amounts of any such grants that Mr. Shigenaga received during the preceding two fiscal years (or, if termination is on or after a Change in Control, the average would have been no lower than the average of the two annual grants received by Mr. Shigenaga for the two calendar years preceding the calendar year in which Change in Control occurred); and (v) coverage under the Company’s health insurance plans for twelve months following termination, subject to certain conditions.

        If the Company had terminated Mr. Shigenaga’s employment without Cause or Mr. Shigenaga had terminated his employment for Good Reason on, or within two years following, a Change in Control, Mr. Shigenaga would have received the following severance benefits: (i) a severance payment equal to two years of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga; (iii) a bonus for the year in which the termination occurs equal to two times the bonus amount that Mr. Shigenaga earned for the previous year (provided that, the bonus shall in no event be lower than two times the highest actual bonus amount received by Mr. Shigenaga for the two calendar years preceding the calendar year in which the Change in Control occurs); (iv) a fully vested grant of the pro rata amount of: (a) any annual performance-based grants of restricted stock that may had already then been determined by the Compensation Committee for the Company’s fiscal year prior to the fiscal year in which the termination occurs but which had not yet been made to Mr. Shigenaga upon termination; or (b) if such annual performance-based grants had not yet been determined for the Company’s fiscal year prior to the fiscal year in which the termination occurs, the average of the amounts of any such grants that Mr. Shigenaga received during the preceding two fiscal years (provided that, the average would have been no lower than the average of the two annual grants received by

Mr. Shigenaga for the two calendar years preceding the calendar year in which Change in Control occurred); and (v) coverage under the Company’s health insurance plans for twelve months following termination, subject to certain conditions.

        The table below reflects the amount of compensation and benefits payable to Mr. Shigenaga under his employment agreement that was in effect during 2010 and pursuant to the 1997 Incentive Plan in the event of: (i) termination by the Company without Cause on, or within two years following, a Change in Control/termination by Mr. Shigenaga for Good Reason on, or within two years following, a Change in Control; (ii) termination by the Company without Cause during the term of the agreement/termination due to non-renewal of the agreement by the Company on or following a Change in Control; (iii) termination due to non-renewal of the agreement by the Company prior to a Change in Control; (iv) termination upon death or disability; (v) Change in Control without termination; and (vi) termination by the Company for Cause/termination by Mr. Shigenaga other than for Good Reason on, or within two years following, a Change in Control. The amounts shown in the table below assume that the termination was effective as of December 31, 2010. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Shigenaga, which are set forth in the “Pension Benefits Table” and “2010 Nonqualified Deferred Compensation Table” above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2010.

Compensation/Benefit	Termination by the Company Without Cause on, or Within Two Years Following, a Change in Control/ Termination by Mr. Shigenaga for Good Reason on, or Within Two Years Following, a Change in Control ($)	Termination by the Company Without Cause During the Term of the Agreement/ Termination due to Non-Renewal of the Agreement by the Company on or Following a Change in Control ($)	Termination due to Non- Renewal of the Agreement by the Company Prior to a Change in Control ($)	Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Shigenaga other than for Good Reason on, or Within Two Years Following, a Change in Control ($)
Cash Severance Payment	1,240,000	620,000	620,000	315,000	—	—
Acceleration of Equity Awards(1)	3,559,850	3,559,850	3,559,850	3,559,850	3,559,850	—
One year of Continued Health Benefits	29,696	29,696	29,696	—	—	—
Accrued Vacation	30,500	30,500	30,500	30,500	—	30,500
Excise Tax and Gross Up	—	—	—	—	—	—

Total	4,860,046	4,240,046	4,240,046	3,905,350	3,559,850	30,500

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company’s Common Stock of $73.26 per share on December 31, 2010, that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2010, Mr. Shigenaga held no unvested stock options.

Employment Agreement in Effect for 2011

        Mr. Shigenaga’s 2011 Employment Agreement provides that if his employment is terminated for any reason (including termination by the Company for Cause (as defined in the agreement) or resignation by Mr. Shigenaga), he will be entitled to receive all accrued and unused vacation, unpaid base salary and unpaid bonus earned through his last day of employment. If the agreement terminates upon Mr. Shigenaga’s death or Disability (as defined in the agreement), the Company shall provide Mr. Shigenaga with the following benefits in addition to the payments described in the preceding sentence: (i) a severance payment equal to one year of base salary and (ii) accelerated vesting of any unvested equity awards previously granted to Mr. Shigenaga.

        The 2011 Employment Agreement provides that if the Company terminates Mr. Shigenaga’s employment without Cause or Mr. Shigenaga resigns for Good Reason (as defined in the agreement) not in connection with a Change in Control (as defined in the agreement), Mr. Shigenaga is entitled to receive severance generally equal to one year of base salary and a bonus equal to the cash bonus Mr. Shigenaga earned for the previous year (or the year prior to the previous year if the bonus for the previous year has not been determined prior to termination). The agreement further provides that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or Mr. Shigenaga terminates the agreement for Good Reason, Mr. Shigenaga is entitled to receive severance generally equal to two years of his base salary and a bonus equal to two times the cash bonus amount he earned for the previous year (or the year prior to the previous year if the bonus for the previous year has not been determined prior to termination). In any of the foregoing cases, all of Mr. Shigenaga’s unvested shares of restricted stock in the Company will vest on his last day of employment and Mr. Shigenaga will receive a prorated grant of fully vested stock based on the Company’s grant to him for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to Mr. Shigenaga for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to Mr. Shigenaga for the second, third, and fourth years prior to the year in which Mr. Shigenaga’s employment terminates.

        The 2011 Employment Agreement also provides that if the Company terminates Mr. Shigenaga’s employment without Cause, or Mr. Shigenaga terminates his employment for Good Reason, the Company will pay the applicable premiums for Mr. Shigenaga’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to twelve months after his last day of employment with the Company, or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

        The table below reflects the amount of compensation and benefits payable to Mr. Shigenaga under his 2011 Employment Agreement and pursuant to the 1997 Incentive Plan in the event of: (i) termination by the Company without Cause on, or within two years following, a Change in Control/termination by Mr. Shigenaga for Good Reason on, or within two years following, a Change in Control; (ii) termination by the Company without Cause/termination by Mr. Shigenaga for Good Reason not in connection with a Change in Control; (iii) termination upon death or disability; (iv) Change in Control without termination; and (v) termination by the Company for Cause/termination by Mr. Shigenaga other than for Good Reason. The amounts shown in the table below assume that the termination was effective as of December 31, 2010. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to Mr. Shigenaga, which are set forth in the “Pension Benefits Table” and “2010 Nonqualified Deferred Compensation Table” above. In addition, the table does not include the value of vested restricted stock and vested but unexercised stock options as of December 31, 2010. Because the payments to be made to Mr. Shigenaga depend on several factors, the actual amounts to be paid out upon Mr. Shigenaga’s termination of employment can only be determined at the time of his separation from the Company.

Compensation/Benefit	Termination by the Company Without Cause on, or Within Two Years Following, a Change in Control/ Termination by Mr. Shigenaga for Good Reason on, or Within Two Years Following, a Change in Control ($)	Termination by the Company Without Cause/Termination by Mr. Shigenaga for Good Reason not in Connection with a Change in Control ($)	Termination Upon Death or Disability ($)	Change in Control Without Termination ($)	Termination by the Company for Cause/Termination by Mr. Shigenaga other than for Good Reason ($)
Cash Severance Payment	1,240,000	620,000	620,000	—	—
Restricted Stock Grants	2,197,800	2,197,800	2,197,800	—	—
Acceleration of Equity Awards(1)	3,559,850	3,559,850	3,559,850	3,559,850	—
One year of Continued Health Benefits	29,696	29,696	29,696	—	—
Accrued Vacation	30,500	30,500	30,500	—	30,500
Excise Tax and Gross Up	—	—	—	—	—

Total	7,057,846	6,437,846	6,437,846	3,559,850	30,500

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Company’s Common Stock of $73.26 per share on December 31, 2010, that would vest on an accelerated basis upon the occurrence of certain events. As of December 31, 2010, Mr. Shigenaga held no unvested stock options.

Director Compensation

2010 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joel S. Marcus (2)	—	—	—	—
James H. Richardson (3)	22,812	—	134,438	157,250
Richard B. Jennings	179,000	198,587	—	377,587
John L. Atkins, III	106,000	198,587	—	304,587
Richard H. Klein	144,000	198,587	—	342,587
Martin A. Simonetti	118,000	198,587	—	316,587
Alan G. Walton	123,000	198,587	—	321,587

(1)
The dollar value of restricted stock awards set forth in this column is equal to the aggregate grant date fair value computed in accordance with FASB ASC 718. On January 1, 2010, each independent director was granted restricted stock under the 1997 Incentive Plan equal to a fixed dollar amount of $100,000 based on the Company’s closing stock price on the grant date as compensation for their services as directors for 2010. On December 31, 2010, each independent director was granted restricted stock under the 1997 Incentive Plan equal to a fixed dollar amount of $100,000 based on the Company’s closing stock price as of the grant date as compensation for their services as directors for 2011. As of December 31, 2010, Messrs. Jennings, Atkins, Klein, Simonetti, and Walton held 3,650; 5,150; 5,150; 5,150; and 5,150 aggregate shares of unvested restricted stock awards, respectively. In addition, as of December 31, 2010, Mr. Jennings held 18,476 phantom stock units of the Company’s Deferred Compensation Plan for Directors.

(2)
Joel S. Marcus, the Company’s Chief Executive Officer was an employee of the Company in 2010 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as a named executive officer of the Company is shown in the Summary Compensation Table.

(3)
James H. Richardson, a senior management consultant to the Company, received compensation aggregating $157,250 for services provided to the Company in 2010, consisting of $22,812 for services relating to his duties as a director and $134,438 for non-director related consulting services. Mr. Richardson did not receive fees or restricted stock awards provided to independent directors. As of December 31, 2010, Mr. Richardson held 18,112 shares of unvested restricted stock awards and no option awards.

        In 2010, the Company paid each independent director an annual fee of $100,000. Directors who chaired committees received the following additional annual fees: Lead Director, $35,000; Audit Committee Chairperson, $30,000; Compensation Committee Chairperson, $20,000; and Nominating & Governance Committee Chairperson, $15,000. In addition, the non-chairperson members of the following committees received the following additional annual fees: Audit Committee non-chairperson member, $12,000; Compensation Committee non-chairperson member, $8,000; Nominating & Governance Committee non-chairperson member, $6,000; and Pricing Committee non-chairperson member, $6,000.

        Independent directors are also eligible to receive restricted stock awards under the 1997 Incentive Plan equal to a fixed dollar amount of $100,000 based on the Company’s closing stock price as of the grant date as compensation for their services as directors. These restricted stock awards generally will vest over a period of three years.

        The Company’s Deferred Compensation Plan for Directors (the “Directors DC Plan”) established in December 2001 permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees, and restricted stock awards.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information regarding the beneficial ownership of Common Stock as of April 13, 2011 by (1) each of the Company’s directors, (2) each of the named executive officers, (3) all directors and named executive officers as a group and (4) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company’s directors, named executive officers and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Number of Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percent
Joel S. Marcus (3)	358,352	*
Dean A. Shigenaga	59,099	*
Richard B. Jennings	9,297	*
John L. Atkins, III	9,597	*
Richard H. Klein	5,097	*
James H. Richardson (4)	173,000	*
Martin A. Simonetti	7,597	*
Alan G. Walton	7,113	*
Named executive officers and directors as a group (eight persons) (5)	629,152	1.13%
FMR LLC (6)	5,660,574	10.20%
The Vanguard Group, Inc. (7)	4,943,877	8.91%
BlackRock, Inc. (8)	4,659,517	8.39%
ING Clarion Real Estate Securities, LLC (9)	2,867,561	5.17%
Stichting Pensioenfonds ABP (10)	2,865,782	5.16%

*
less than 1%.

(1)
Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after April 13, 2011. Percentage ownership is based on 55,513,135 shares of Common Stock outstanding on April 13, 2011.

(2)
Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101.

(3)
Includes 46,324 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.

(4)
Includes 71,099 shares held by the Richardson Family Trust, of which Mr. Richardson is the trustee.

(5)
See notes (1) through (3) above.

(6)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011 by FMR LLC. Address: 82 Devonshire Street, Boston, Massachusetts, 02109. According to the Schedule 13G/A, FMR LLC has sole voting power and sole dispositive power with respect to 2,102,734 and 5,660,574 shares, respectively.

(7)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011 by the Vanguard Group, Inc. (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. According to the Schedule 13G/A, Vanguard has sole voting power and shared dispositive power with respect to 36,945 shares and sole dispositive power with respect to 4,906,932 shares. The Vanguard Specialized Funds-Vanguard REIT Index Fund (the “Vanguard REIT Index Fund”), also filed a Schedule 13G with the Securities and Exchange Commission on February 10, 2011, reporting beneficial ownership of 2,862,335 of our shares and that it has sole voting power over those shares. According to the Schedule 13G filed by the Vanguard REIT Index Fund, the address of Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has confirmed that the 2,862,335 shares reported as beneficially owned by the Vanguard REIT Index Fund as of December 31, 2010 in its Schedule 13G are included in the 4,943,877 of our shares reported as beneficially owned by Vanguard in its Schedule 13G/A.

(8)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2011 by the BlackRock, Inc. Address: 40 East 52nd Street, New York, New York, 10022. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power and sole dispositive power with respect to all 4,659,517 shares.

(9)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2011 by ING Clarion Real Estate Securities, LLC. Address: 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania, 19087. According to the Schedule 13G/A, ING Clarion Real Estate Securities, LLC has sole voting power and sole dispositive power with respect to 1,301,920 and 2,867,561 shares, respectively.

(10)
Derived solely from information contained in a Schedule 13G filed by Stichting Pensioenfonds ABP with the Securities and Exchange Commission on February 14, 2011 and a Schedule 13G filed by APG Asset Management US Inc. with the Securities and Exchange Commission on February 14, 2011. The address of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Kingdom of the Netherlands. The address of APG Asset Management US Inc. is 666 Third Avenue, New York, NY 10017. The Schedule 13G filed by Stichting Pensioenfonds ABP states that Stichting Pensioenfonds ABP has sole voting and dispositive power over 2,865,782 shares. The Schedule 13G filed by APG Asset Management US Inc. states that each of APG Asset Management US Inc., APG Group, and APG All Pensions Group NV has sole voting and dispositive power over all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of their ownership of, and changes in that ownership, with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such Securities and Exchange Commission filing requirements were timely met.

 PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP, which has served as the Company’s independent registered public accountants since 1994, to be the Company’s independent registered public accountants for the year ending December 31, 2011. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

        Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with that firm’s independence from the Company.

        Stockholders will be asked at the annual meeting to consider and vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the year 2011 if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

        The Securities and Exchange Commission requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Fees Billed:
Audit Fees	$755,000	$848,000
Audit-Related Fees	—	—
Tax Fees	631,000	789,000
All Other Fees	3,000	3,000

Total	$1,389,000	$1,640,000

        Audit Fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, review of the Company’s quarterly financial statements and other services provided in connection with statutory and regulatory filings.

        Tax Fees in 2010 and 2009 represent tax return preparation and compliance services (including cost segregation studies).

        All Other Fees include amounts billed to the Company related to the fees for Ernst & Young LLP’s on-line technical research database tools.

Audit Committee Pre-Approval Policy

        The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.

        The Board of Directors unanimously recommends a vote FOR Proposal Number Two.

 PROPOSAL NUMBER THREE—NON-BINDING, ADVISORY VOTE ON
EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

        As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation programs must provide our executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the Company and their personal performance. The primary objectives of our compensation policies are:

  •
  creating long-term incentives for management to increase stockholder value;

  •
  motivating the Company’s executives to achieve the Company’s short-term and long-term goals;

  •
  providing Company and individual objectives that promote innovation to achieve the Company’s objectives;

  •
  rewarding results;

  •
  compensating for prudently managing risk;

  •
  creating a team-oriented workplace that values diversity and open communications in order to attract and retain best-in-class employees; and

  •
  retaining executive officers whose abilities are critical to the Company’s long-term success and competitiveness.

        This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the Securities and Exchange Commission’s compensation disclosure rules. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to adopt the resolution contained in this Proposal Number Three. We ask our stockholders to vote on the following resolution at the Annual Meeting:

  “RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis, by the stockholders of the Company.”

        The Board of Directors unanimously recommends a vote under Proposal Number Three FOR adoption of this resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

 PROPOSAL NUMBER FOUR—NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF
FUTURE NON-BINDING ADVISORY STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules. By voting on this Proposal Number Four, stockholders may indicate whether they prefer that we conduct future non-binding advisory stockholder votes on executive compensation every one, two, or three years. Stockholders also may abstain from voting on this proposal.

        Our Board of Directors has determined that permitting our stockholders to provide direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the Proxy Statement each year is in the best interests of the Company.

        This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Directors or the Compensation Committee. The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of future non-binding advisory stockholder votes on executive compensation. The Board of Directors will take into account the outcome of the vote when considering the frequency of future non-binding advisory stockholder votes on the compensation of our named executive officers. The Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency receiving the most votes cast by our stockholders.

        Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years, or may abstain when voting. Stockholders are voting to indicate their recommendation among these frequency options. In order for any of the three alternative frequencies to be approved, it must receive a majority of the votes cast on this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option recommended by the stockholders.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstain from voting).

        The Board of Directors unanimously recommends that you vote under Proposal Number Four FOR every year as the preferred frequency with which stockholders are provided future non-binding advisory stockholder votes on the compensation of our named executive officers.

 ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND
COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

        Copies of the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Form 10-K will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board of Director’s Audit, Compensation and Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”), are available on the Company’s website at www.labspace.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON
WEDNESDAY, MAY 25, 2011

        The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2010 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person are available at www.labspace.com/proxy.

 CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

        The Company’s Corporate Governance Guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, and director and executive officer stock ownership guidelines, are posted on the Company’s website at www.labspace.com. As described above under “Board of Directors and Executive Officers—Director Independence,” the Board of Directors has determined that the following five directors satisfy the New York Stock Exchange’s independence requirements: Messrs. Jennings, Atkins, Klein, Simonetti, and Walton.

        The Company has adopted a Business Integrity Policy that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission and New York Stock Exchange rules requiring a code of ethics for a company’s directors, officers and employees. A copy of the Company’s Business Integrity Policy is posted on the Company’s website at www.labspace.com. The Company intends to report any amendments to, or waivers from, the policy that apply to its Chief Executive Officer and Chief Financial Officer by posting such information on its corporate website in accordance with applicable rules of the Securities and Exchange Commission and New York Stock Exchange.

STOCKHOLDER PROPOSALS FOR THE COMPANY’S 2012 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at the Company’s 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 27, 2011 in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors must comply with the current advance notice and other requirements set forth in the Company’s Bylaws to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the first anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or between November 27, 2011 and 5:00 p.m., Pacific Time on December 27, 2011 based the date of this year’s Proxy Statement of April 25, 2011).

COMMUNICATING WITH THE BOARD

        The Board of Directors has designated Richard B. Jennings, the Lead Director of the Board of Directors, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the independent directors of the Company may do so by writing to Richard B. Jennings, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

OTHER INFORMATION

        Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on May 24, 2011. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournments or postponements thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Jennifer J. Pappas Secretary

Pasadena, California
April 25, 2011

ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC. May 25, 2011 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 25, 2011. The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2010 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person are available at www.labspace.com/proxy. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Joel S. Marcus O Richard B. Jennings O John L. Atkins, III O Richard H. Klein O James H. Richardson O Martin A. Simonetti O Alan G. Walton 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. 3. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company’s named executive officers. 4. To cast a non-binding, advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers. 5. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the Proxy holder. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” IN PROPOSAL 4. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” IN PROPOSAL 4. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730304000000001000 0 052511 CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 14475 ALEXANDRIA REAL ESTATE EQUITIES, INC. Proxy For Annual Meeting of Stockholders This Proxy is Solicited on Behalf of the Board of Directors The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), executing the reverse side of this proxy (the “Stockholder”) hereby appoints Joel S. Marcus and Richard B. Jennings, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 25, 2011, at 11:00 a.m. Pacific Daylight Time, at The Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting. (Continued and to be signed on reverse side)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Joel S. Marcus O Richard B. Jennings O John L. Atkins, III O Richard H. Klein O James H. Richardson O Martin A. Simonetti O Alan G. Walton 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011. 3. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company’s named executive officers. 4. To cast a non-binding, advisory vote on the frequency of future non-binding advisory stockholder votes on the compensation of the Company’s named executive officers. 5. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the Proxy holder. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE INSTRUCTIONS MADE BY THE UNDERSIGNED AND, IF NO INSTRUCTION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” IN PROPOSAL 4. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR, “FOR” PROPOSALS 2 AND 3, AND FOR “1 YEAR” IN PROPOSAL 4. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC. May 25, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20730304000000001000 0 052511 COMPANY NUMBER ACCOUNT NUMBER CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 25, 2011. The Notice of Annual Meeting of Stockholders and the Proxy Statement, the Form of Proxy Card, the Company’s 2010 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person, are available at www.labspace.com/proxy. 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN

QuickLinks

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
2010 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2010 OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
2010 NONQUALIFIED DEFERRED COMPENSATION TABLE
2010 DIRECTOR COMPENSATION TABLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NUMBER TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL NUMBER THREE—NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NUMBER FOUR—NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION
ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS AND COMMITTEE AND CORPORATE GOVERNANCE MATERIALS OF THE COMPANY
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON WEDNESDAY, MAY 25, 2011
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
STOCKHOLDER PROPOSALS FOR THE COMPANY S 2012 ANNUAL MEETING
COMMUNICATING WITH THE BOARD
OTHER INFORMATION
OTHER MATTERS